Exhibit 99.1

INVE Technologies Announces the Commencement of a
$20 Million Modified Dutch Auction Tender Offer
for its Common Stock

Announces Preliminary Third Quarter 2026 Financial Results

Santa Ana, Calif. — October 21, 2026 — INVE Technologies, Inc. (NASDAQ: INVE) (“INVE Technologies” or the “Company”) announced today that it has commenced a modified “Dutch auction” self-tender offer to purchase for cash up to $20 million in value of shares of its common stock, $0.001 par value per share, at a price not greater than $3.40 per share nor less than $2.85 per share, net to the seller in cash, less any applicable withholding and, in certain limited circumstances, transfer taxes and without interest. The tender offer commenced today, October 21, 2026, and will expire at 5:00 p.m., New York City time, on Thursday, November 19, 2026, unless extended or terminated. On October 20, 2026, the reported closing price for the common stock on Nasdaq was $2.22 per share. The tender offer is being made as part of the up to $40 million share repurchase program previously authorized by the Company’s Board of Directors. The Company also announced preliminary unaudited financial results for the third quarter ended September 30, 2026.

“Following the close of our transaction with Trackonomy, we are delivering on our commitment to return capital to our stockholders,” said James Ousley, Chairman of the Board. “We believe this tender offer accelerates that return, while preserving flexibility for future capital returns and strategic acquisitions as we pursue our strategy of acquiring and growing compliance or specialized software businesses that can leverage Physical AI in highly regulated industries.”

Modified Dutch Auction Tender Offer

A modified “Dutch auction” self-tender allows stockholders to indicate how many shares and at what price within the range described above (in increments of $0.05 per share) they wish to tender their shares. Based on the number of shares tendered and the prices specified by the tendering stockholders, INVE Technologies will determine the lowest per share price within the range that will enable the Company to purchase $20 million in value of shares, or if a lesser value of shares is properly tendered, all shares that have been properly tendered and not properly withdrawn. INVE Technologies reserves the right, in its sole discretion, to change the per share purchase price range and to increase or decrease the aggregate value of shares sought in the tender offer, subject to applicable law. If shares having an aggregate purchase price of more than $20 million are properly tendered in the tender offer and not properly withdrawn, INVE Technologies reserves the right to accept for purchase pursuant to the tender offer up to an additional 2% of its outstanding shares without extending the expiration time for the tender offer. All shares accepted in the tender offer will be purchased at the same price, even if tendered at a lower price. Any shares tendered may be withdrawn prior to expiration of the tender offer. Stockholders that do not wish to participate in the tender offer do not need to take any action.

If the tender offer is fully subscribed, then shares of common stock having an aggregate purchase price of $20 million will be purchased, representing approximately 24.7 percent to 29.4 percent of INVE Technologies’ issued and outstanding shares as of October 19, 2026, depending on the purchase price payable for those shares pursuant to the tender offer.

INVE Technologies will use cash on hand to fund the repurchase of shares in the tender offer and to pay all related fees and expenses. The tender offer is not conditioned upon obtaining financing or any minimum number of shares being tendered; however, the tender offer is subject to a number of other terms and conditions, which are specified in the offer to purchase.

Specific instructions and a complete explanation of the terms and conditions of the tender offer will be contained in the offer to purchase, the related letter of transmittal and the other tender offer materials that will be mailed to registered stockholders shortly and that also can be accessed at the following website: www.dfking.com/INVE.  Beneficial holders will receive the offer to purchase and a communication from their bank, broker or custodian.

INVE Technologies’ directors and executive officers have advised INVE Technologies that they do not intend to tender their shares in the tender offer.

While INVE Technologies’ Board of Directors has approved the making of the tender offer, none of INVE Technologies, its Board of Directors, the dealer manager, the depositary, or the information agent makes any recommendation to any stockholder as to whether to tender or refrain from tendering any shares or as to the price or prices at which stockholders may choose to tender their shares. INVE Technologies has not authorized any person to make any such recommendation. Stockholders must decide whether to tender their shares and, if so, how many shares to tender and at what price or prices. In doing so, stockholders should carefully evaluate all of the information in the offer to purchase, the related letter of transmittal, and the other tender offer materials before making any decision with respect to the tender offer, and should consult their financial and tax advisors.

Craig-Hallum Capital Group LLC is serving as the exclusive dealer manager for the tender offer. The information agent for the tender offer is D.F. King & Co., Inc., and the depositary is Equiniti Trust Company, LLC.

Preliminary Third Quarter 2026 Financial Results

Based on currently available information, INVE Technologies expects to report the following preliminary unaudited results for the third quarter ended September 30, 2026:

	Three Months Ended September 30, 2026
($ in millions, except per share data)	Low	High
Revenue	$2.9	$3.1
Gross Margin	18%	19%
Net Income	$0.4	$0.8
Net Income per Share	$0.01	$0.02

Additionally, the Company’s cash balance as of September 30, 2026, was $87.1 million. The preliminary financial results set forth above are based on management’s initial review of the Company’s results for the quarter ended September 30, 2026, and reflect the closing of the asset sale transaction with Trackonomy Systems, Inc. on September 15, 2026. These preliminary financial results are subject to revision based upon the completion of the Company’s quarter-end financial closing procedures and the review of its interim financial statements by its independent registered public accounting firm. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results and does not express an opinion or any other form of assurance with respect thereto. Actual results may differ materially from these preliminary estimates, and these estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with U.S. generally accepted accounting principles. The Company expects to report its final complete results for the third quarter of 2026 on or about November 12, 2026.

Certain Information Regarding the Tender Offer

The information in this press release describing the tender offer is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell any shares of INVE Technologies, Inc.’s common stock. The tender offer is being made only pursuant to the offer to purchase and the related materials that INVE Technologies is filing with the Securities and Exchange Commission (the “SEC”), and will distribute to stockholders, as they may be amended or supplemented. Stockholders should read the offer to purchase, the related letter of transmittal, and the other tender offer materials carefully and in their entirety because they contain important information, including the terms and conditions of the tender offer. Stockholders of INVE Technologies may obtain a free copy of the Tender Offer Statement on Schedule TO, the offer to purchase, the related letter of transmittal and other tender offer documents that INVE Technologies is filing with the SEC, when available, from the SEC’s website at www.sec.gov. Stockholders also will be able to obtain a copy of these documents when available, without charge, from D.F. King & Co., Inc., the information agent for the tender offer, at www.dfking.com/INVE, or by calling D.F. King & Co., Inc. at (800) 515-4507 (toll free). Stockholders are urged to read these materials carefully prior to making any decision with respect to the tender offer. Stockholders who have questions or need assistance may contact the dealer manager for the tender offer, Craig-Hallum Capital Group LLC at (612) 334-6397 or CapMkts@craig-hallum.com, or D.F. King & Co., Inc. at INVE@dfking.com or the phone number above.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” and similar references to the future. Any statement that is not a historical fact, including statements regarding the Company’s preliminary estimated financial results for the third quarter ended September 30, 2026; the terms, timing, size and completion of the tender offer, including the value of shares that the Company expects to purchase in the tender offer and whether the Company will actually consummate the tender offer; the Company’s beliefs regarding return of capital and creation of stockholder value; and the Company’s beliefs regarding its future capital needs, is a forward-looking statement. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the completion of the Company’s quarter-end financial closing procedures and any adjustments to its preliminary estimated financial results for the third quarter ended September 30, 2026; the impact of share price volatility on the tender offer; the risk that the tender offer will not be completed on the terms described in this press release (including the price range and number of shares that the Company may purchase pursuant to the tender offer), or at all; the risk that the conditions of the tender offer are not satisfied or waived; developments or changes in general economic or market conditions; developments or changes in the securities markets; developments or changes in the Company’s business, financial condition, or cash needs and uses; and the other factors discussed in the Company’s periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2025, as amended, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and subsequent reports it files with the SEC. Forward-looking statements are based on information available to the Company as of the date hereof, and the Company undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVE Technologies Investor Relations Contact:

IR@invetechnologies.com

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